UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda
(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 17, 2006, Marvell Technology Group Ltd. and an affiliate (collectively, “Marvell”) entered into an agreement (the “Agreement”) to acquire the printer semiconductor business of Avago Technologies (“Avago”).  Under the terms of the Agreement, in exchange for certain assets and intellectual property of Avago, Marvell will pay $240 million in cash upon closing. The acquisition is expected to close within sixty days following the satisfaction of regulatory requirements and other customary closing conditions. Additionally, in accordance with the definitive agreement, Marvell may pay an additional $35 million upon certain defined milestones being achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2006

MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer